UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2012

CNA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 S. Wabash, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (312) 822-5000

NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
On March 21, 2012, the registrant issued a press release announcing that it has signed a definitive implementation agreement with Hardy Underwriting Bermuda Limited (“Hardy”) pursuant to which it will acquire all issued and outstanding common shares of Hardy by way of a merger under the Bermuda Companies Act for 280 UK pence per share, or, in the aggregate, approximately $227 million USD. The press release is furnished as Exhibit 99.1 to this Form 8-K.
The merger is subject to Hardy shareholder and regulatory approvals and consents, as well as other customary terms and conditions. The offer announcement disclosure document distributed pursuant to UK regulations is posted and available to review on the registrant's website at www.cna.com.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits:
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation
(Registrant)

Date: March 21, 2012	By	/s/ Lawrence J. Boysen
(Signature)
Lawrence J. Boysen Senior Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description
99.1
CNA Financial Corporation press release, issued March 21, 2012, announcing the execution of a definitive implementation agreement with Hardy Underwriting Bermuda Limited pursuant to which it will acquire all of the outstanding shares of Hardy Underwriting Bermuda Limited.